Exhibit 3.1

FORM NO.3a Registration No. 51141 BERMUDA CERTIFICATE OF INCORPORATION ON CHANGE OF NAME I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Thalavant Sciences Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Urovant Sciences Ltd. on the 13th day of January 2017. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 25th day of January 2017 Nicole Iris for Acting Registrar of Companies

FORM NO.3a Registration No. 51141 BERMUDA CERTIFICATE OF INCORPORATION ON CHANGE OF NAME I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Roivant PPS Holdings Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Thalavant Sciences Ltd. on the l4th day of November, 2016. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 18th day of November, 2016 Maria Boodram for Registrar of Companies

FORM NO.6 Registration No. 51141 BERMUDA CERTIFICATE OF INCORPORATION I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 27th day of January 2016 Roivant PPS Holdings Ltd. was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 27th day of January 2016 Wakeel D Ming for Registrar of Companies